Exhibit 99.1

Media	Investors
Kevin Chamberlain	Christopher Oltmann
(818) 746-2877	(818) 746-2046

PennyMac Financial Services, Inc. Reports Third Quarter 2013 Results

Moorpark, CA November 6, 2013 — PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $31.4 million for the third quarter of 2013, on revenue of $87.2 million.  Net income attributable to PFSI common stockholders was $5.2 million, or $0.28 per diluted share.

Third Quarter Highlights

•                  Total net revenue of $87.2 million, down 18 percent from the prior quarter

•                  Mortgage Banking revenue of $72.9 million, down 25 percent from the prior quarter

•                  Investment Management revenue of $14.3 million, up 6 percent from the prior quarter

•                  Total loan production activity of $8.0 billion in unpaid principal balance (UPB), down 11 percent from the prior quarter

•                  Servicing portfolio reached $52.9 billion in UPB, up 19 percent from June 30, 2013

•                  Net assets under management reached $2.1 billion, up 14 percent from June 30, 2013

Recent Activity Since the End of the Quarter

•                  Acquired $10.3 billion in UPB of Fannie Mae mortgage servicing rights (MSRs), with co-investment by PennyMac Mortgage Investment Trust (NYSE: PMT) in the excess servicing spread

•                  Entered into a letter of intent with a third party to acquire $10.8 billion in UPB of Ginnie Mae MSRs and expected to enter into an agreement with PMT relating to the sale of the excess servicing spread associated with this portfolio(1)

(1)  The pending transactions are subject to the negotiation and execution of definitive documentation, continuing due diligence, customary closing conditions, and approvals. There can be no assurance that the committed amount will ultimately be acquired or that either transaction will be completed.

“The third quarter was challenging for the mortgage industry, and the decline in origination volumes and reduced margins had a significant impact on PennyMac Financial’s loan production businesses,” said Chairman and Chief Executive Officer Stanford L. Kurland.  “The decline in loan production was offset by growth in PennyMac Financial’s loan servicing and investment management businesses.  We reduced expenses, while remaining focused on executing against the initiatives that we believe will drive long-term growth.  I am particularly optimistic about the bulk MSR acquisitions which are expected to increase earnings and add scale to our loan servicing business, drive retail lending opportunities, and provide co-investment opportunities with PMT.”

The following table presents the contribution of PFSI’s Mortgage Banking and Investment Management segments to pretax income:

Quarter ended September 30, 2013	Mortgage Banking	Investment Management	Total
	(in thousands)
Revenues:
Net gains on mortgage loans held for sale at fair value	$25,949	$—	$25,949
Loan origination fees	6,280	—	6,280
Fulfillment fees from PMT	18,327	—	18,327
Net servicing income	21,399	—	21,399
Management fees	—	10,540	10,540
Carried Interest from Investment Funds	—	2,812	2,812
Net interest income (expense)	933	4	937
Other	(22)	972	950
	72,866	14,328	87,194
Expenses:
Compensation	33,969	1,861	35,830
Other	16,240	207	16,447
	50,209	2,068	52,277
Pretax income	$22,657	$12,260	$34,917
Segment assets at period end	$1,208,156	$46,228	$1,254,384

Mortgage Banking Segment

PFSI’s Mortgage Banking Segment consists of loan production, which includes retail lending and correspondent lending both for its own account and on behalf of PMT for which it provides fulfillment services, and loan servicing, which includes owned servicing rights and subservicing.

Mortgage Banking revenues were $72.9 million, a decrease of 22 percent from the second quarter, driven by a 39 percent decrease in gains on mortgage loans held for sale and a 17 percent decrease in fulfillment fees.  During the quarter, PFSI’s loan production activity totaled $8.0 billion, of which $3.7 billion was fee-based fulfillment activity for PMT.  Net servicing income for the third quarter was $21.4 million, a decrease of 3 percent from the second quarter.

Loan Production

During the third quarter, PennyMac Financial originated and managed the acquisition of $4.3 billion in UPB of loans for its own account, and interest rate lock commitments (IRLCs) totaled $4.1 billion, compared to $4.6 billion and $5.3 billion, respectively, in the second quarter.  PFSI generated $25.9 million in net gains on mortgage loans acquired for sale in the third quarter, a 39 percent decrease from the second quarter.  The net gain on mortgage loans acquired for sale is detailed in the following table:

	Quarter ended
	September 30, 2013	June 30, 2013	September 30, 2012
	(in thousands)
MSR Value	$60,051	$52,112	$25,621
Provision for representations and warranties	(1,069)	(1,453)	(919)
Cash investment (1)	(4,936)	(21,058)	7,102
Fair value changes of pipeline, inventory and hedges	(28,097)	13,053	7,956
Net gain on mortgage loans acquired for sale	$25,949	$42,654	$39,760

(1) Net cash receipt at sale and net cash hedge expense

PFSI performs fulfillment services for conventional conforming and jumbo loans acquired by PMT in its correspondent lending business.  These services include, but are not limited to, reviews of loan data, documentation and appraisals to assess loan quality and risk; the approval of correspondent sellers and monitoring of their ongoing performance; and the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.  Fees earned from fulfillment of correspondent loans on behalf of PMT totaled $18.3 million in the third quarter, compared to $22.1 million in the second quarter, driven by decreased correspondent acquisitions by PMT in the third quarter.  The average fulfillment fee was 50 basis points during the third quarter.

Loan Servicing

Net loan servicing fees for the quarter ended September 30, 2013 totaled $21.4 million, a decrease of 3 percent from the second quarter.  The following table presents a breakdown of the net servicing fees:

	Quarter ended
	September 30, 2013	June 30, 2013	September 30, 2012
	(in thousands)
Servicing fees	$29,562	$25,259	$10,526
Effect of MSRs:
Amortization	(5,367)	(4,251)	(1,127)
(Provision for) reversal of impairment of MSRs carried at lower of amortized cost or fair value	(1,192)	88	(1,000)
Change in fair value of MSRs carried at fair value	(1,604)	973	(2,240)
Losses on hedging derivatives	—	—	(47)
Net loan servicing fees	$21,399	$22,069	$6,112

The total servicing portfolio reached $52.9 billion in UPB, an increase of 19 percent from June 30, 2013.  Of the total servicing portfolio at September 30, 2013, prime servicing was $46.8 billion in UPB and special servicing was $6.1 billion in UPB.  The Company subservices and services under contract $29.6 billion in UPB for its advised entities, an increase of 16 percent from June 30, 2013, due to correspondent acquisitions and distressed whole loan acquisitions by PMT.  PFSI’s MSR portfolio grew to $23.0 billion in UPB, an increase of 25 percent over the prior quarter driven by its own correspondent acquisitions of government-insured loans and PFSI’s retail lending activities.

The table below details PFSI’s servicing portfolio as of September 30, 2013:

	September 30, 2013	June 30, 2013
	(in thousands)
Loans serviced at period end (unpaid principal balance):
Prime servicing:
Subserviced for our Advised Entities	$24,540,141	$21,652,249
Owned MSRs: Originated	20,024,781	16,294,547
Owned MSRs: Acquisitions	1,700,612	792,666
Mortgage loans held for sale	490,088	653,789
Total prime servicing	46,755,622	39,393,251
Special servicing:
Serviced under contract for our Advised Entities	5,015,113	3,857,124
Subserviced for non-affiliates	50,379	—
Owned MSRs—Acquisitions	1,051,220	1,155,301
Total special servicing	6,116,712	5,012,425
Total loans serviced	$52,872,334	$44,405,676

Investment Management Segment

PennyMac Financial earns a management fee and incentive compensation from its advised entities, which had combined net assets of approximately $2.1 billion as of September 30, 2013, up 14 percent from the second quarter.  Total revenue for the Investment Management segment was $14.3 million, up 6 percent from the second quarter.  Base management fees, incentive fees, and carried interest were unchanged quarter-over-quarter, with pretax income for the segment up 19 percent for the quarter due to reduced expenses.

Expenses

Expenses for the third quarter of 2013 totaled $52.3 million, a decrease of 7 percent from the second quarter, driven by lower compensation expense.  Compensation expense fell to $35.8 million, a 15 percent decline from the second quarter, reflecting the Company’s focus on reducing expenses with the changing market environment.  Headcount reductions during and shortly after the third quarter totaled 186 employees, mainly in the company’s correspondent and retail lending businesses.

“PennyMac Financial continued to organically grow its servicing business through additions from loan production, and we expect the total servicing portfolio to grow by more than 40 percent in the fourth quarter with the two bulk MSR acquisitions,” concluded Mr. Kurland.  “Our investment management business continues to progress as PMT raised new capital and has deployed it across multiple investment opportunities.  As the mortgage origination market stabilizes, we expect to resume increasing market share and volumes in correspondent and retail lending.  While conditions in the mortgage industry are challenging, I believe PFSI’s diversified business model is well positioned to drive substantial profitability and earnings growth over the long-term.”

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at www.PennyMacFinancial.com beginning at 1:30 p.m. (Pacific Standard Time) on Wednesday, November 6, 2013.  We encourage investors to submit questions via email to InvestorRelations@pnmac.com; if any questions are submitted, we will post answers via a document on our website.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. residential mortgage loans and the management of investments related to the U.S. residential mortgage market.  PennyMac Financial Services, Inc. trades on the New York Stock Exchange under the symbol “PFSI”. Additional information about PennyMac Financial Services, Inc. is available at www.PennyMacFinancial.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions if we do not comply with the laws and regulations applicable to our businesses; the creation of the Consumer Financial Protection Bureau, or CFPB, and enforcement of its rules; changes in existing U.S. government-sponsored entities, their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to our businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; certain banking regulations that may limit our business activities; changes in macroeconomic and U.S. residential real estate market conditions; difficulties in growing loan production volume; changes in prevailing interest rates; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust as a significant source of financing for, and revenue related to, our correspondent lending business; availability of required additional capital and liquidity to support business growth; our obligation to indemnify third-party purchasers or repurchase loans that we originate, acquire or assist in with fulfillment; our obligation to indemnify advised entities or investment funds to meet certain criteria or characteristics or under other circumstances; decreases in the historical returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among ourselves and our advised entities; the potential damage to our reputation and adverse impact to our business resulting from ongoing negative publicity; and our rapid growth. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30,	June 30,	September 30,
	2013	2013	2012
	(in thousands except unit data)
ASSETS
Cash	$56,398	$38,468	$27,734
Short-term investments, at fair value	127,487	156,148	3,416
Mortgage loans held for sale at fair value	530,248	656,341	410,071
Real estate acquired in settlement of loans	—	309	—
Servicing advances	105,344	94,791	76,554
Receivable from Investment Funds	2,541	2,987	4,183
Receivable from PennyMac Mortgage Investment Trust	20,030	16,725	9,734
Derivative assets	24,066	37,177	39,793
Carried Interest due from Investment Funds	58,134	55,322	44,504
Investment in PennyMac Mortgage Investment Trust at fair value	1,701	1,579	1,753
Mortgage servicing rights at lower of cost or fair value	226,090	176,668	52,914
Mortgage servicing rights at fair value	26,768	23,070	21,240
Furniture, fixtures, equipment and building improvements, net	8,498	8,037	4,466
Capitalized software, net	743	946	751
Deferred tax asset	54,530	—	—
Other	11,806	12,212	5,586
Total assets	$1,254,384	$1,280,780	$702,699

LIABILITIES
Mortgage loans sold under agreements to repurchase	$387,883	$500,427	$361,478
Excess servicing spread financing at fair value	2,857	—	—
Note payable	56,775	47,209	34,035
Payable to Investment Funds	36,424	36,328	34,443
Payable to PennyMac Mortgage Investment Trust	55,523	52,729	35,920
Accounts payable and accrued expenses	53,355	54,313	29,235
Derivative liabilities	5,776	27,445	3,356
Payable to Private National Mortgage Acceptance Company, LLC partners under tax sharing agreement	58,615	—	—
Liability for losses under representations and warranties	7,215	6,185	2,305
Total liabilities	664,423	724,636	500,772

STOCKHOLDERS’ EQUITY
Class A Common Stock, par value $0.0001 per share, 200,000,000 shares authorized, 18,887,777 issued and outstanding	$2	$1	$—
Class B Common Stock, par value $0.0001 per share, 1,000 shares authorized, 61 issued and outstanding	—	—	—
Additional paid-in capital	136,484	90,159
Retained earnings	7,990	2,793	—
Total PennyMac Financial Services, Inc. stockholders’ equity	144,476	92,953	—
Members’ equity related to Private National Mortgage Acceptance Company, LLC	—	—	$201,927
Noncontrolling interests in Private National Mortgage Acceptance Company, LLC	445,485	463,191	—
Total stockholders’ equity	589,961	556,144	201,927
Total liabilities and stockholders’ equity	$1,254,384	$1,280,780	$702,699

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share data)

	Quarter ended
	September 30,	June 30,	September 30,
	2013	2013	2012
	(in thousands except unit data)
Revenue
Net gains on mortgage loans held for sale at fair value	$25,949	$42,654	$39,760
Loan origination fees	6,280	6,312	2,752
Fulfillment fees from PennyMac Mortgage Investment Trust	18,327	22,054	17,258
Net servicing income:
Loan servicing fees
From non-affiliates	14,596	11,744	2,154
From PennyMac Mortgage Investment Trust	10,738	8,787	4,600
From Investment Funds	1,813	2,100	2,484
Mortgage servicing rebate to Investment Funds	(362)	(34)	135
Ancillary and other fees	2,777	2,662	1,153
	29,562	25,259	10,526
Amortization, impairment and change in estimated fair value of mortgage servicing rights	(8,163)	(3,190)	(4,414)
Net servicing income	21,399	22,069	6,112
Management fees:
From PennyMac Mortgage Investment Trust	8,539	8,455	3,672
From Investment Funds	2,001	1,974	2,442
	10,540	10,429	6,114
Carried interest from Investment Funds	2,812	2,862	3,355
Net interest income (expense):
Interest income	5,093	4,474	1,914
Interest expense	4,156	4,200	2,042
	937	274	(128)
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	165	(320)	314
Other	785	243	695
Total net revenue	87,194	106,577	76,232
Expenses
Compensation	35,830	42,339	31,856
Professional services	2,831	2,783	1,287
Loan origination	2,802	2,516	1,787
Servicing	1,931	1,609	999
Technology	2,587	2,030	1,057
Occupancy	796	596	394
Other	5,500	4,475	989
Total expenses	52,277	56,348	38,369
Income before provision for income taxes	34,917	50,229	37,863
Provision for income taxes	3,493	2,038	—
Net income	31,424	48,191	$37,863
Less: Net income attributable to noncontrolling interest	26,227	45,398
Net income attributable to PennyMac Financial Services, Inc. common shareholders	$5,197	$2,793

Earnings per common share
Basic	$0.29	$0.22
Diluted	$0.28	$0.22
Weighted-average common share outstanding
Basic	17,958	12,778
Diluted	74,946	12,783

(end)